Sub-Item 77O(1)

DREYFUS INTERMEDIATE MUNICIPAL BOND FUND, INC.

On August 9, 2017, Dreyfus Intermediate Municipal Bond Fund, Inc. (the "Fund") purchased 1,250 State of Ohio Taxable Hospital Refunding Revenue Bonds, Series 2017B (the Cleveland Clinic Health System Obligated Group) due January 1, 2031 issued by the State of Ohio (CUSIP No. 677561KH4) (the "Bonds") at a purchase price of 121.13% of par, including underwriter compensation of 0.500%. The Bonds were purchased from J.P. Morgan Securities LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
KeyBanc Capital Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Loop Capital Markets LLC
PNC Capital Markets LLC
U. S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 30-31, 2017. These materials include additional information about the terms of the transaction.

Sub-Item 77O(2)

DREYFUS INTERMEDIATE MUNICIPAL BOND FUND, INC.

On August 30, 2017, Dreyfus Intermediate Municipal Bond Fund, Inc. (the "Fund") purchased 2000 Various Purpose General Obligation Refunding Bonds due November 1, 2022 issued by the State of California (CUSIP No. 13063DBG2) (the "Bonds") at a purchase price of 118.11% of par, including underwriter compensation of 0.250%. The Bonds were purchased from Goldman, Sachs & Co. LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Alamo Capital Partners, LLC
Backstrom McCarley Berry & Co., LLC
Blaylock Beal Van, LLC
BNY Mellon Capital Markets, LLC
Cabrera Capital Markets, LLC
Citigroup Global Markets Inc.
Drexel Hamilton, LLC
Fidelity Capital Markets
FTN Financial Capital Markets
George K. Baum & Company
Goldman, Sachs & Co. LLC
Great Pacific Securities
Hilltop Securities Inc.
Jefferies LLC
J.P. Morgan Securities LLC
KeyBanc Capital Markets, Inc.
Loop Capital Markets LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mischler Financial Group, Inc.
Morgan Stanley & Co. LLC
Neighborly Securities
Piper Jaffray & Co.
Raymond James & Associates, Inc.
RBC Capital Markets LLC
Samuel A. Ramirez & Co., Inc.
Stifel, Nicolaus & Company, Inc.
TD Securities (USA) LLC
The Williams Capital Group, L.P.
U. S. Bancorp Investments, Inc.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a

Board meeting held on October 30-31, 2017. These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/13/17

3rd Quarter 2017